Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-206292, 333-227441 and 333-284163 on Form S-8 and Registration Statements No. 333-272722 and No. 333-283241 on Form F-3 of our report dated April 2, 2025, relating to the consolidated financial statements of Galmed Pharmaceuticals Ltd., appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co. Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
April 2, 2025